UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2007

CHINA HEALTH RESOURCE, INC.
f/k/a Voice Diary Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50029
(Commission File Number)

73-1629948
(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R.China
(Address of Principal Executive Offices) (Zip Code)

(86825) 239-1788
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This Current Report on Form 8-K is filed by China Health Resource, Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 Other Events

As of June 18, 2007, the Board of Directors of Registrant approved and consented to Registrant executing and carrying out a forward stock split of Registrant's Common Stock, pursuant to the Delaware General Corporation Law, "no dissenters' rights under the Delaware General Corporation Law are afforded to the company's stockholders as a result of the adoption of this resolution", exchanging one (1) existing shares of Common Stock for two (2) shares of post forward split Common Stock. The forward split is expected to be effective no sooner than June 29, 2007.

The Registrant currently has 39,301,854 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHHT".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

Date: June 18, 2007	By:	/s/ Wang, Ji Guang
Wang, Ji Guang President and Director

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